Exhibit 99.1

Applied Optoelectronics Reports Fourth Quarter and Full Year 2019 Results

Sugar Land, Texas, February 27, 2020 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, telecom and fiber-to-the-home (FTTH) markets, today announced financial results for its fourth quarter and full year ended December 31, 2019.

“We are encouraged with our financial performance in the fourth quarter, which reflects another quarter of sequential revenue growth,” said Dr. Thompson Lin, Applied Optoelectronics Inc. Founder, President and Chief Executive Officer. “We are pleased by the customer interest we are seeing for our 400G products and are delighted to announce that we recently secured our first 400G design win with a Tier 1 network equipment manufacturer. Looking ahead, while we expect a continued soft cable TV environment, coupled with typical seasonal patterns and the effects of the coronavirus, to impact our near-term results, we expect this to be partially offset by growth in our datacenter and telecom segments driven by datacenter upgrades and 5G related sales.”

Fourth Quarter 2019 Financial Summary

•	Total revenue was $48.7 million, compared with $58.0 million in the fourth quarter of 2018 and $46.1 million in the third quarter of 2019.

•	GAAP gross margin was 23.3%, compared with 18.2% in the fourth quarter of 2018 and 26.0% in the third quarter of 2019. Non-GAAP gross margin was 27.6%, compared with 24.7% in the fourth quarter of 2018 and 28.8% in the third quarter of 2019.

•	GAAP net loss was $35.4 million, or $1.76 per basic share, compared with net loss of $8.6 million, or $0.43 per basic share in the fourth quarter of 2018, and a net loss of $8.8 million, or $0.44 per basic share in the third quarter of 2019.

•	Non-GAAP net loss was $3.6 million, or $0.18 per basic share, compared with non-GAAP net loss of $0.5 million, or $0.02 per diluted share in the fourth quarter of 2018, and a non-GAAP net loss of $2.9 million, or $0.15 per basic share in the third quarter of 2019. Please refer to the section below on non-GAAP measures, especially regarding the treatment of deferred tax expense, for additional details.

Full Year 2019 Financial Summary

•	Total revenue was $190.9 million, compared with $267.5 million in 2018.

•	GAAP gross margin was 24.2%, compared with 32.8% in 2018. Non-GAAP gross margin was 27.2% compared to 35.5% in 2018.

•	GAAP net loss was $66.0 million, or $3.31 per basic share, compared with net loss of $2.1 million, or $0.11 per basic share in 2018.

•	Non-GAAP net loss was $17.1 million, or $0.86 per basic share, compared with non-GAAP net income of $20.8 million, or $1.04 per diluted share in 2018.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

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First Quarter 2020 Business Outlook (+)

For the first quarter of 2020, the company currently expects:

•	Revenue in the range of $43 million to $47 million.
•	Non-GAAP gross margin in the range of 23% to 25%.
•	Non-GAAP net loss in the range of $6.8 million to $8.3 million, and non-GAAP loss per share in the range of $0.34 to $0.41 using approximately 20.3 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

Conference Call Information

The company will host a conference call and webcast for analysts and investors on February 27, 2020 to discuss its fourth quarter and full year 2019 results and outlook for its first quarter of 2020 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. Open to the public, investors may access the call by dialing 844-890-1794 (domestic) or 412-717-9586 (international). A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering passcode 10138847.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the first quarter of 2020. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, June 30, 2019 and September 30, 2019. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

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Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation expense, expenses associated with discontinued products, and non-recurring expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange gain (loss), losses from the disposal of idle assets, if any, non-recurring tax expenses (benefits), and expenses associated with discontinued products, if any, from our GAAP net income (loss). Included in our non-recurring expenses in Q4 2019 and Q4 2018 are certain one-time legal (if any) and consulting fees (if any) and employee severance expenses (if any). Also included in our non-recurring expenses in the year ended December 31, 2019, but not included in our results in Q4 2019 or in the corresponding periods during the prior year, was the unamortized debt issuance costs associated with the extinguishment of certain debt. Non-cash expenses associated with discontinued products in Q4 2019 and Q4 2018 include depreciation on certain equipment undergoing reconfiguration. Other expenses associated with discontinued products in Q4 2019 and Q4 2018 include inventory obsolescence charges associated with materials used in the manufacture of these discontinued products. In Q4, 2019, we recorded a valuation allowance against certain of our deferred tax assets.

Our non-GAAP earnings per share is calculated by dividing our non-GAAP net income by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative). We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as amortization of intangible assets, stock-based compensation expense, non-recurring revenue and expenses, losses from the disposal of idle assets, unrealized foreign exchange gain or loss, unamortized debt issuance costs associated with the extinguishment of debt, and depreciation on certain equipment undergoing reconfiguration is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss) and GAAP earnings (loss) per share for Q4 2019 to our non-GAAP net income (loss) and earnings (loss) per share is provided below, together with corresponding reconciliations for the annual period ended December 31, 2019.

Non-GAAP measures should not be considered as an alternative to net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not readily determinable on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Monica Gould

+1-212-871-3927

ir@ao-inc.com

Lindsay Savarese

+1-212-331-8417

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2019	December 31, 2018

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$67,028	$58,004
Accounts Receivable, Net	34,655	30,534
Notes receivable	–	–
Inventories	85,028	93,256
Prepaid Income Tax	224	1,188
Prepaid Expenses and Other Current Assets	5,869	11,293
Total Current Assets	192,804	194,275

Property, Plant And Equipment, Net	248,444	234,211
Land Use Rights, Net	5,598	5,814
Right of Use Asset	7,887	–
Intangible Assets, Net	4,081	3,977
Deferred Income Tax Assets	7,287	21,714
Other Assets	724	6,849
TOTAL ASSETS	$466,825	$466,840

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$32,828	$29,910
Accrued Expenses	17,864	19,291
Current Lease Liability	982	–
Bank Acceptance Payable	6,310	4,628
Current Portion of Notes Payable and Long Term Debt	33,371	23,589
Total Current Liabilities	91,355	77,418

Notes Payable and Long Term Debt	16,552	60,328
Convertible Senior Notes	77,041	–
Other Long-Term Liabilities	8,083	–
TOTAL LIABILITIES	193,031	137,746

STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	273,794	329,094

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$466,825	$466,840

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue
Datacenter	$39,252	$41,659	$143,562	$200,236
CATV	6,753	12,652	37,328	51,699
Telecom	2,193	2,760	8,429	13,159
FTTH	41	320	190	818
Other	419	627	1,363	1,553
Total Revenue	48,658	58,018	190,872	267,465

Total Cost of Goods Sold	37,322	47,481	144,671	179,692

Total Gross Profit	11,336	10,537	46,201	87,773

Operating Expenses:
Research and Development	10,597	11,342	43,399	49,903
Sales and Marketing	2,615	1,920	10,060	9,141
General and Administrative	10,178	9,552	41,489	39,497
Total Operating Expenses	23,390	22,814	94,948	98,541

Operating Income (Loss)	(12,054)	(12,277)	(48,747)	(10,768)

Other Income (Expense):
Interest Income	196	59	925	282
Interest Expense	(1,402)	(482)	(5,405)	(1,106)
Other Income	383	629	1,820	1,151
Foreign Exchange Gain	(286)	(135)	20	663
Total Other Income (Expense):	(1,109)	71	(2,640)	990

Net Income (loss) before Income Taxes	(13,163)	(12,206)	(51,387)	(9,778)

Income Tax Benefit	(22,267)	3,638	(14,662)	7,632

Net Income (loss)	(35,430)	(8,568)	(66,049)	(2,146)

Net income (loss) per share attributable to common stockholders

basic	$(1.76)	$(0.43)	$(3.31)	$(0.11)
diluted	$(1.76)	$(0.43)	$(3.31)	$(0.11)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
basic	20,109	19,793	19,982	19,647
diluted	20,109	19,793	19,982	19,647

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
GAAP total gross profit (a)	$11,336	$10,537	$46,201	$87,773
Non-recurring customer credit	–	891		891
Share-based compensation expense	189	202	774	795
Non-recurring expense	–	43	–	50
Expenses associated with discontinued products	1,891	2,852	5,000	5,767
Non-GAAP total gross profit (a)	13,416	14,525	51,975	95,276

GAAP net income (loss)	(35,430)	(8,568)	(66,049)	(2,146)
Non-recurring customer credit	0	891		891
Amortization of intangible assets	140	128	540	506
Share-based compensation expense	2,864	2,757	11,804	11,120
Non-recurring charges	94	1,180	1,716	2,485
Expenses associated with discontinued products	1,891	2,852	5,000	5,767
Non-cash expenses associated with discontinued products	1,067	273	4,314	2,887
Loss from disposal of idle assets	–	8	–	8
Unrealized exchange loss (gain)	79	7	(157)	(601)
Deferred tax expense	25,736	–	25,736	(162)
Non-GAAP net income (loss)	(3,559)	(472)	(17,096)	20,755

GAAP diluted net income (loss) per share	$(1.76)	$(0.43)	$(3.31)	$(0.11)
Non-recurring customer credit	–	0.05	–	0.04
Amortization of intangible assets	0.01	0.01	0.03	0.03
Share-based compensation expense	0.14	0.15	0.59	0.56
Non-recurring charges	0.00	0.06	0.09	0.12
Expenses associated with discontinued products	0.09	0.14	0.25	0.29
Non-cash expenses associated with discontinued products	0.05	0.01	0.21	0.14
Loss from disposal of idle assets	–	0.00	–	0.00
Unrealized exchange loss (gain)	(0.00)	(0.01)	(0.01)	(0.03)
Deferred tax expense	1.29	0.01	1.29	(0.01)
Non-GAAP diluted net income (loss) per share	$(0.18)	$(0.02)	$(0.86)	$1.04

Shares used to compute diluted loss per share	20,109	19,793	19,982	19,647
Shares used to compute diluted earnings per share	20,109	19,793	19,982	20,027

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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